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Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-68302 of U.S. Restaurant Properties, Inc. on Form S-8 of our report dated March 11, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for discontinued operations in 2002 as required by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), appearing in this Annual Report on Form 10-K of U.S. Restaurant Properties, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Dallas, Texas
March 26, 2003

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  Exhibit 23.3
INDEPENDENT AUDITORS' CONSENT